Exhibit 99.1
Granite Ridge Resources, Inc. Reports First Quarter 2025 Results and Declares Quarterly Cash Dividend

Dallas, Texas, May 8, 2025 – Granite Ridge Resources, Inc. (“Granite Ridge” or the “Company”) (NYSE: GRNT) today reported financial and operating results for the first quarter of 2025.
First Quarter 2025 Highlights
•Grew daily production 23% to 29,245 barrels of oil equivalent (“Boe”) per day (50% oil), from 23,842 Boe per day for the first quarter of 2024.
•Reported net income of $9.8 million, or $0.07 per diluted share, versus $16.2 million, or $0.12 per diluted share, for the prior year period. Adjusted Net Income (non-GAAP) totaled $28.9 million, or $0.22 Adjusted Earnings Per Diluted Share (non-GAAP).
•Generated $91.4 million of Adjusted EBITDAX (non-GAAP).
•Invested $71.4 million in development capital expenditures and $34.4 million in acquisition capital to capture high quality drilling opportunities.
•Placed 13.7 net wells online.
•Declared dividend of $0.11 per share of common stock.
•Maintained Net Debt to Trailing Twelve Months Adjusted EBITDAX (non-GAAP) of 0.7x, and subsequent to quarter end, Granite Ridge and its lenders agreed to increase the Company’s borrowing base to $375.0 million, resulting in total pro forma liquidity of $140.8 million at March 31, 2025.
•Subsequent to quarter end, the Company’s Board of Directors declared a regular quarterly dividend of $0.11 per share payable on June 13, 2025 to shareholders of record as of May 30, 2025. Future declarations of dividends are subject to approval by the Board of Directors.
See “Supplemental Non-GAAP Financial Measures” below for descriptions of the above non-GAAP measures as well as a reconciliation of these measures to the associated GAAP (as defined herein) measures.

Luke Brandenberg, President and CEO of Granite Ridge, commented, “Our first quarter results highlight the quality of our asset base, the consistency of our execution, and the advantages of our diversified, capital-efficient model. We achieved 23% year-over-year daily production growth and generated $91 million in Adjusted EBITDAX, exceeding our internal forecasts. This success was primarily driven by strong new well performance and favorable timing across multiple basins.

“We continue to realize the benefits of our Operated Partnership program, which is currently focused on controlled investments in high-value drilling opportunities in the Permian Basin. This initiative enhances our flexibility and visibility around capital deployment. Concurrently, we continue to selectively allocate capital across our Traditional Non-Op portfolio, positioning Granite Ridge to drive cash flow, support our dividend, and pursue accretive acquisitions.

“Granite Ridge is intentionally positioned to navigate market volatility. With low leverage and a robust hedge book covering approximately 75% of current our production through 2026, we are well-prepared to capitalize on opportunities. Our exposure to some of the most promising drilling activities in the Lower 48 further strengthens our position. We remain disciplined in our capital allocation, ready to swiftly reduce or defer capital expenditures if market conditions soften, ensuring substantial long-term value for our shareholders.”
Financial Results

Oil and natural gas sales for the first quarter of 2025 were $122.9 million. Net income was $9.8 million, or $0.07 per diluted share. Excluding non-cash and special items, Adjusted Net Income (non-GAAP) was $28.9 million, or $0.22 per diluted share.

Adjusted EBITDAX (non-GAAP) for the first quarter of 2025 totaled $91.4 million, compared to $64.5 million for the first quarter of 2024. Cash flow from operating activities was $76.1 million, including $10.6 million in working capital changes. Operating Cash Flow Before Working Capital Changes (non-GAAP) was $86.7 million.

Production Results

First quarter 2025 oil production volumes totaled 14,752 barrels (“Bbls”) per day, a 39% increase from the first quarter of 2024. Natural gas production for the first quarter of 2025 totaled 86,960  thousand cubic feet of natural gas (“Mcf”) per day, a 10% increase from the first quarter of 2024. The Company’s daily production for the first quarter of 2025 grew 23% from the first quarter of the prior year to 29,245 Boe per day.

Oil, Natural Gas and Related Product Sales

The Company’s average realized price for oil and natural gas for the first quarter of 2025, excluding the effect of commodity derivatives, was $69.18 per Bbl and $3.97 per Mcf, respectively, compared to $78.17 per Bbl and $1.84 per Mcf realized in the first quarter of 2024.

Operating Costs

Lease operating expenses were $16.2 million in the first quarter of 2025, or $6.17 per Boe, 13% lower on a per unit basis compared to the first quarter of 2024 as a result of recent development activity with lower per unit costs. Production and ad valorem taxes were $8.4 million for the quarter, or 6.8% of oil and natural gas sales. During the quarter, general and administrative expenses totaled $7.5 million, or $2.84 per Boe, inclusive of $0.7 million of non-cash stock-based compensation.

Capital Expenditures and Operational Activity

Capital expenditures for the quarter were $105.8 million comprised of $71.4 million of development capital and $34.4 million of property acquisition costs. The Company closed ten acquisitions in the Delaware and Utica Basins, adding an aggregate inventory of 12.0 net undeveloped locations.

The table below provides the costs incurred for oil and natural gas producing activities for the periods indicated:

	Three Months Ended March 31,
(in thousands)	2025	2024
Property acquisition costs:
Proved	$13,341	$1,147
Unproved	21,021	1,481
Development costs	71,402	62,639
Total costs incurred for oil and natural gas properties	$105,764	$65,267

The Company had 13.7 net wells turned in-line (“TIL”) during the first quarter 2025, compared to 5.1 net wells TIL in the first quarter of 2024. Granite Ridge saw strong well performance across multiple basins, highlighted by robust initial production from recently TIL wells in the Permian Basin.

The table below provides a summary of gross and net wells completed and TIL for the first quarter 2025:

	Three Months Ended March 31, 2025
	Gross	Net
Permian	44	12.6
Eagle Ford	1	0.0
Bakken	5	0.1
Haynesville	0	0.0
DJ	61	0.4
Appalachian	21	0.6
Total	132	13.7

On March 31, 2025, the Company had 126 gross (15.1 net) wells in process.

Liquidity and Capital Resources

As of March 31, 2025, Granite Ridge had $250.0 million of debt outstanding under its Credit Agreement and $90.8 million of liquidity, consisting of $74.7 million of committed borrowing availability and $16.1 million of cash on hand. On April 29th the Company and its lenders entered into the Fifth Amendment to the Credit Agreement, which amended the Credit Agreement to, among other things, increase the borrowing base and aggregate elected commitments from $325.0 million to $375.0 million. On an as-adjusted basis after giving effect to the Fifth Amendment, as of March 31, 2025, Granite Ridge would have had $140.8 million of liquidity.

Commodity Derivatives Update
The Company’s commodity derivatives strategy is intended to manage its exposure to commodity price fluctuations. Please see the table under “Derivatives Information” below for detailed information about Granite Ridge’s current derivatives positions.

2025 Guidance

The following table summarizes the Company’s operational and financial guidance for 2025, which is unchanged.

Annual production (Boe per day)	28,000 - 30,000
Oil as a % of sales volumes	51% - 53%
Total capital expenditures ($ in millions)	$300 - $320
Lease operating expenses (per Boe)	$6.25 - $7.25
Production and ad valorem taxes (as a % of total sales)	6% - 7%
Cash general and administrative expense ($ in millions)	$25 - $27
Conference Call
Granite Ridge will host a conference call on May 9, 2025, at 10:00 AM Central Time (11:00 AM Eastern Time) to discuss its first quarter 2025 results. A brief Q&A session will immediately follow the discussion. The telephone number and passcode to access the conference call are provided below:
Dial-in: (888) 660-6093
International dial-in: (929) 203-0844
Participant Passcode: 4127559
To access the live webcast visit Granite Ridge’s website at www.graniteridge.com. Alternatively, an audio replay will be available through May 23, 2025. To access the audio replay dial (800) 770-2030 and enter confirmation code 4127559.
Upcoming Investor Events

Granite Ridge management will also be participating in the following upcoming investor events:
•Louisiana Energy Conference (New Orleans, LA) - May 28, 2025.
•Stifel 2025 Cross Sector 1x1 Conference (Boston, MA) - June 3-4, 2025.
•Sidoti Small-Cap Virtual Conference (Virtual) - June 11-12, 2025.

Any investor presentations to be used for such events will be posted prior to the respective event on Granite Ridge’s website. Information on Granite Ridge’s website does not constitute a portion of, and is not incorporated by reference into this press release.

About Granite Ridge
Granite Ridge is a scaled energy company which aims to provide shareholders with exposure similar to energy private equity through operated partnerships and traditional non-operated assets. We own assets in six prolific unconventional basins across the United States. We aim to deliver a diversified portfolio with best-in-class full cycle returns by investing in a large number of high-graded deals developed by proven public and private operators. We focus on success as measured by total shareholder returns, which we seek to balance with a low leverage profile. For more information, visit Granite Ridge’s website at www.graniteridge.com.
Forward-Looking Statements and Cautionary Statements
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding, without limitation, Granite Ridge’s 2025 outlook, financial position, operating and financial performance, business strategy, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, capital expenditures, production and cash flows are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Granite Ridge’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in Granite Ridge’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, changes in current or future commodity prices and interest rates, supply chain disruptions, infrastructure constraints and related factors affecting our properties, ability to acquire additional development opportunities and potential or pending acquisition transactions, as well as the effects of such acquisitions on the Company’s cash position and levels of indebtedness, changes in reserves estimates or the value thereof, operational risks including, but not limited to, the pace of drilling and completions activity on our properties, changes in the markets in which Granite Ridge competes, geopolitical risk and changes in applicable laws, legislation, or regulations, including those relating to environmental matters, cyber-related risks, the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate and that any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of Granite Ridge’s reserves, the outcome of any known and unknown litigation and regulatory proceedings, limited liquidity and trading of Granite Ridge’s securities, acts of war, terrorism or uncertainty regarding the effects and duration of global hostilities, including the Israel-Hamas conflict, the Russia-Ukraine war, continued instability in the Middle East, and any associated armed conflicts or related sanctions which may disrupt commodity prices and create instability in the financial markets, and market conditions and global, regulatory, technical, and economic factors beyond Granite Ridge’s control, including the potential adverse effects of world health events, affecting capital markets, general economic conditions, global supply chains, uncertainties with respect to trade policies (including the imposition of tariffs) and Granite Ridge’s business and operations, increasing regulatory and investor emphasis on, and attention to, environmental, social and governance matters, our ability to establish and maintain effective internal control over financial reporting, and the other risks described under the heading “Item 1A. Risk Factors” in Granite Ridge’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”), as updated by any subsequent Quarterly Reports on Form 10-Q that Granite Ridge files with the SEC.

Granite Ridge has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Granite Ridge’s control. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Granite Ridge does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.
Use of Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), this press release contains certain financial measures that are not prepared in accordance with GAAP, including Adjusted Net Income, Adjusted Earnings Per Share, Adjusted EBITDAX, Trailing Twelve Months Adjusted EBITDAX, Operating Cash Flow Before Working Capital Changes, and Net Debt.

See “Supplemental Non-GAAP Financial Measures” below for a description and reconciliation of each non-GAAP measure presented in this press release to the most directly comparable financial measure calculated in accordance with GAAP.

Granite Ridge Resources Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except par value and share data)	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash	$16,108	$9,419
Revenue receivable	80,745	69,692
Advances to operators	4,350	19,959
Prepaid and other current assets	4,724	3,831
Derivative assets - commodity derivatives	621	537
Equity investments	21,812	31,783
Total current assets	128,360	135,221
Property and equipment:
Oil and gas properties, successful efforts method	1,646,260	1,540,021
Accumulated depletion	(691,277)	(643,051)
Total property and equipment, net	954,983	896,970
Long-term assets:
Derivative assets - commodity derivatives	183	—
Other long-term assets	3,910	4,288
Total long-term assets	4,093	4,288
Total assets	$1,087,436	$1,036,479
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$90,771	$99,440
Other liabilities	891	546
Derivative liabilities - commodity derivatives	15,569	1,822
Total current liabilities	107,231	101,808
Long-term liabilities:
Long-term debt	250,000	205,000
Derivative liabilities - commodity derivatives	4,943	3,679
Asset retirement obligations	11,033	10,693
Deferred tax liability	82,816	79,946
Total long-term liabilities	348,792	299,318
Total liabilities	456,023	401,126
Stockholders' Equity:
Common stock, $0.0001 par value, 431,000,000 shares authorized, 136,824,466 and 136,417,677 issued at March 31, 2025 and December 31, 2024, respectively	14	14
Additional paid-in capital	656,125	655,472
Retained earnings	11,470	16,047
Treasury stock, at cost, 5,686,711 and 5,683,921 shares at March 31, 2025 and December 31, 2024, respectively	(36,196)	(36,180)
Total stockholders' equity	631,413	635,353
Total liabilities and stockholders' equity	$1,087,436	$1,036,479

Granite Ridge Resources Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2025	2024
Revenues:
Oil and natural gas sales	$122,931	$88,996
Operating costs and expenses:
Lease operating expenses	16,240	15,479
Production and ad valorem taxes	8,368	5,749
Depletion and accretion expense	48,445	40,941
Impairments of unproved properties	—	732
General and administrative	7,463	6,492
Other, net	(120)	—
Total operating costs and expenses	80,396	69,393
Net operating income	42,535	19,603
Other income (expense):
Loss on derivatives - commodity derivatives	(14,857)	(3,161)
Interest expense, net	(5,015)	(3,159)
Gain (loss) on equity investments	(9,971)	7,779
Other income	—	2
Total other income (expense)	(29,843)	1,461
Income before income taxes	12,692	21,064
Income tax expense	2,880	4,837
Net income	$9,812	$16,227

Net income per share:
Basic	$0.07	$0.12
Diluted	$0.07	$0.12
Weighted-average number of shares outstanding:
Basic	130,336	130,136
Diluted	130,401	130,160

Granite Ridge Resources Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2025	2024
Operating activities:
Net income	$9,812	$16,227
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion and accretion expense	48,445	40,941
Impairments of unproved properties	—	732
Unrealized loss on derivatives - commodity derivatives	14,744	5,869
Stock-based compensation	653	512
Amortization of deferred financing costs	378	295
(Gain) loss on equity investments	9,971	(7,779)
Deferred income taxes	2,870	4,820
Other	(161)	(17)
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Revenue receivable	(11,053)	8,103
Accounts payable and accrued liabilities	1,213	(3,213)
Other receivable	(783)	530
Prepaid and other current assets	(27)	(1,551)
Other payable	29	3,187
Net cash provided by operating activities	76,091	68,656
Investing activities:
Capital expenditures for oil and natural gas properties	(66,728)	(69,660)
Acquisition of oil and natural gas properties	(34,692)	(2,627)
Refund of advances to operators	1,303	1,282
Proceeds from sale of oil and natural gas properties	120	—
Net cash used in investing activities	(99,997)	(71,005)
Financing activities:
Proceeds from borrowing on credit facilities	45,000	27,500
Deferred financing costs	—	(32)
Purchase of treasury shares	(16)	(418)
Payment of dividends	(14,389)	(14,349)
Net cash provided by financing activities	30,595	12,701

Net change in cash and restricted cash	6,689	10,352
Cash and restricted cash at beginning of period	9,419	10,730
Cash and restricted cash at end of period	$16,108	$21,082

Supplemental disclosure of non-cash investing activities:
Change in accrued capital expenditures included in accounts payable and accrued liabilities	$14,118	$9,168
Advances to operators applied to development of oil and natural gas properties	$18,200	$23,294
Cash and restricted cash:
Cash	$16,108	$20,782
Restricted cash included in other long-term assets	—	300
Cash and restricted cash	$16,108	$21,082

Granite Ridge Resources Inc.
Summary Production and Price Data
The following table sets forth summary information concerning production and operating data for the periods indicated:

	Three months ended March 31,
	2025	2024
Net Sales (in thousands):
Oil sales	$91,847	$75,766
Natural gas and related product sales	31,084	13,230
Total revenues	122,931	88,996

Net Production:
Oil (MBbl)	1,328	969
Natural gas (MMcf)	7,826	7,203
Total (MBoe)(1)	2,632	2,170
Average Daily Production:
Oil (Bbl)	14,752	10,650
Natural gas (Mcf)	86,960	79,151
Total (Boe)(1)	29,245	23,842

Average Sales Prices:
Oil (per Bbl)	$69.18	$78.17
Effect of gain on settled oil derivatives on average price (per Bbl)	(0.05)	0.10
Oil net of settled oil derivatives (per Bbl)(2)	69.13	78.27

Natural gas sales (per Mcf)	$3.97	$1.84
Effect of gain on settled natural gas derivatives on average price (per Mcf)	(0.01)	0.36
Natural gas sales net of settled natural gas derivatives (per Mcf)(2)	3.96	2.20

Realized price on a Boe basis excluding settled commodity derivatives	$46.71	$41.02
Effect of gain on settled commodity derivatives on average price (per Boe)	(0.04)	1.25
Realized price on a Boe basis including settled commodity derivatives(2)	46.67	42.27

Operating Expenses (in thousands):
Lease operating expenses	$16,240	$15,479
Production and ad valorem taxes	8,368	5,749
Depletion and accretion expense	48,445	40,941
General and administrative	7,463	6,492
Costs and Expenses (per Boe):
Lease operating expenses	$6.17	$7.13
Production and ad valorem taxes	3.18	2.65
Depletion and accretion	18.41	18.87
General and administrative	2.84	2.99

Net Producing Wells at Period-End:	211.6	181.3
(1)Natural gas is converted to Boe using the ratio of one barrel of oil to six Mcf of natural gas.
(2)The presentation of realized prices including settled commodity derivatives is a result of including the net cash receipts from (payments on) commodity derivatives to realized pricing. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Granite Ridge Resources Inc.
Derivatives Information
The table below provides data associated with the Company’s current derivatives, for the periods indicated:

	2025				2026
	Second Quarter	Third Quarter	Fourth Quarter	Total	Total
Collars (oil)
Volume (Bbl)	933,266	802,210	698,000	2,433,476	2,104,980
Weighted-average floor price ($/Bbl)	$61.84	$61.95	$60.00	$61.35	$60.00
Weighted-average ceiling price ($/Bbl)	$77.52	$78.51	$77.13	$77.73	$70.44
Collars (natural gas)
Volume (Mcf)	1,075,438	2,441,757	3,820,615	7,337,810	10,506,446
Weighted-average floor price ($/Mcf)	$3.00	$3.00	$3.43	$3.22	$3.48
Weighted-average ceiling price ($/Mcf)	$3.75	$3.75	$4.23	$4.00	$4.25
Swaps (natural gas)
Volume (Mcf)	4,842,520	2,762,450	831,350	8,436,320	4,351,400
Weighted-average price ($/Mcf)	$3.50	$3.67	$3.67	$3.57	$3.68

Granite Ridge Resources Inc.
Supplemental Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. However, the Company believes certain non-GAAP performance measures may provide financial statement users with additional meaningful comparisons between current results, the results of its peers and the results of prior periods. In addition, the Company believes these measures are used by analysts and others in the valuation, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. See the reconciliations throughout this release of GAAP financial measures to non-GAAP financial measures for the periods indicated.
Reconciliation of Net Income to Adjusted EBITDAX
Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator.
The Company defines Adjusted EBITDAX as net income before depletion and accretion expense, unrealized (gain) loss on derivatives - commodity derivatives, interest expense, non-cash stock-based compensation, income tax expense, impairment of unproved properties, impairment of long-lived assets, (gain) loss on equity investments and other, net. Adjusted EBITDAX is not a measure of net income or cash flows as determined by GAAP.
The Company’s Adjusted EBITDAX measure provides additional information that may be used to better understand the Company’s operations. Adjusted EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of its business and should not be considered in isolation or as an alternative to, or more meaningful than, net income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by the Company, may not be comparable to similarly titled measures reported by other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by the Company’s management team and by other users of the Company’s consolidated financial statements. For example, Adjusted EBITDAX can be used to assess the Company’s operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company’s assets and the Company without regard to capital structure or historical cost basis.
The following table provides a reconciliation of the GAAP measure of net income to Adjusted EBITDAX for the periods indicated:

	Three Months Ended March 31,
(in thousands)	2025	2024
Net income	$9,812	$16,227
Interest expense, net	5,015	3,159
Income tax expense	2,880	4,837
Other, net	(120)	—
Depletion and accretion expense	48,445	40,941
Non-cash stock-based compensation	653	512
Impairments of unproved properties	—	732
Unrealized loss on derivatives - commodity derivatives	14,744	5,869
(Gain) loss on equity investments	9,971	(7,779)
Adjusted EBITDAX	$91,400	$64,498
The Company defines Trailing Twelve Months Adjusted EBITDAX as the accumulation of the prior twelve months Adjusted EBITDAX. Adjusted EBITDAX for each of the quarters ended June 30, 2024, September 30, 2024 and December 31, 2024 were previously reported in an earnings release relating to the applicable quarter, and the reconciliation of net income to Adjusted EBITDAX for each quarter is included in the applicable earnings release.

The following table provides a reconciliation of the GAAP measure of net income to Trailing Twelve Months Adjusted EBITDAX for the periods indicated:

Trailing Twelve Months Ended March 31,
(in thousands)	2025
Net income	$12,345
Interest expense, net	20,325
Income tax expense	4,250
Other, net	(361)
Depletion and accretion expense	184,033
Non-cash stock-based compensation	2,439
Impairments of long-lived assets	35,637
Unrealized loss on derivatives - commodity derivatives	26,145
Loss on equity investments	32,933
Trailing Twelve Months Adjusted EBITDAX	$317,746

Reconciliation of Debt to Net Debt

The Company provides Net Debt, which is a non-GAAP financial measure. The Company defines Net Debt as long-term debt less cash as of the balance sheet date. The Company’s Net Debt to Trailing Twelve Months Adjusted EBITDAX provides investors with insight into the Company’s leverage as of the measurement date.
The following table provides a reconciliation from the GAAP measure of Debt to Net Debt and Net Debt to Trailing Twelve Months Adjusted EBITDAX ratio:

March 31,
(in thousands except for ratio)	2025
Long-term debt	$250,000
Cash	16,108
Net Debt	$233,892

Net Debt to Trailing Twelve Months Adjusted EBITDAX Ratio	0.7
Reconciliation of Net Income to Adjusted Net Income and Adjusted Earnings Per Share
The Company provides Adjusted Net Income and Adjusted Earnings Per Share, which are non-GAAP financial measures. Adjusted Net Income and Adjusted Earnings Per Share represent earnings and diluted earnings per share determined under GAAP without regard to certain non-cash and nonrecurring items. The Company defines Adjusted Net Income as net income as determined under GAAP excluding impairments of long-lived assets, impairments of unproved properties, unrealized (gain) loss on derivatives - commodity derivatives, (gain) loss on equity investments and tax impact on above adjustments.

The Company defines Adjusted Earnings Per Share as Adjusted Net Income divided by weighted average number of diluted shares of common stock outstanding.

The Company believes these measures provide useful information to analysts and investors for analysis of its operating results on a recurring, comparable basis from period to period. Adjusted Net Income and Adjusted Earnings Per Share should not be considered in isolation or as a substitute for earnings or diluted earnings per share as determined in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.

The following table provides a reconciliation from the GAAP measure of net income to Adjusted Net Income, both in total and on a per diluted share basis, for the periods indicated:

	Three Months Ended March 31,
(in thousands, except per share data)	2025	2024
Net income	$9,812	$16,227
Impairments of unproved properties	—	732
Unrealized loss on derivatives - commodity derivatives	14,744	5,869
(Gain) loss on equity investments	9,971	(7,779)
Tax impact on above adjustments (a)	(5,586)	270
Adjusted Net Income	$28,941	$15,319

Earnings per diluted share - as reported	$0.07	$0.12
Impairments of unproved properties	—	0.01
Unrealized loss on derivatives - commodity derivatives	0.11	0.05
(Gain) loss on equity investments	0.08	(0.06)
Tax impact on above adjustments (a)	(0.04)	—
Adjusted Earnings Per Diluted Share	$0.22	$0.12
Adjusted earnings per share:
Basic earnings	$0.22	$0.12
Diluted earnings	$0.22	$0.12
(a) Estimated using statutory tax rate in effect for the period.
Reconciliation of Net Cash Provided by Operating Activities to Operating Cash Flow Before Working Capital Changes
The Company provides Operating Cash Flow (“OCF”) Before Working Capital Changes, which is a non-GAAP financial measure. The Company defines OCF Before Working Capital Changes as net cash provided by operating activities as determined under GAAP excluding changes in operating assets and liabilities such as: changes in cash due to changes in operating assets and liabilities, revenue receivable, other receivable, accounts payable and accrued liabilities, prepaid and other current assets, and other payables. The Company believes OCF Before Working Capital Changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund development and acquisition activities and service debt or pay dividends.
This non-GAAP measure should not be considered as alternatives to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance.
The following table provides a reconciliation from the GAAP measure of net cash provided by operating activities to OCF Before Working Capital Changes:

Three Months Ended March 31,
(in thousands)	2025
Net cash provided by operating activities	$76,091
Changes in cash due to changes in operating assets and liabilities:
Revenue receivable	11,053
Other receivable	783
Accounts payable and accrued liabilities	(1,213)
Prepaid and other current assets	27
Other payable	(29)
Total working capital changes	10,621
Operating Cash Flow Before Working Capital Changes	$86,712